Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

February 16, 2012

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Owens Corning, a Delaware corporation (the “Company”), and certain subsidiaries of the Company (the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of debt securities of the Company (the “Debt Securities”) and (ii) guarantees by the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities and the Guarantees are to be issued under the Indenture, dated as of June 2, 2009, among the Company, the Subsidiary Guarantors named as a party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of June 8, 2009, among the Company, the Subsidiary Guarantors named as a party thereto and the Trustee and the Second Supplemental Indenture, dated as of May 26, 2010, among the Company, the Subsidiary Guarantors named as a party thereto and the Trustee (collectively, the “Indenture”). We refer herein to the Subsidiary Guarantors listed on Annex A hereto, each of which is formed or organized under the laws of the State of Delaware, as the “Specified Subsidiary Guarantors.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture and resolutions adopted by the Board of Directors of the Company (the “Board”) and the board of directors, sole member or managing partner of the Specified Subsidiary Guarantors (each, a “Specified Subsidiary Guarantor Governing Authority”), in each case relating to the Registration Statement and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, certificates and statements of the Company and the Specified

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Owens Corning

February 16, 2012

Subsidiary Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that each series of Debt Securities covered by the Registration Statement will constitute valid and binding obligations of the Company and the Guarantees of such series of Debt Securities set forth in the Indenture by the Subsidiary Guarantors will be valid and binding obligations of the Subsidiary Guarantors, in each case when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to such series of Debt Securities and the related Guarantees shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the related Guarantees and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture;

(iv) in the event that a supplemental indenture is entered into to establish the form and terms of such series of Debt Securities as contemplated by the Indenture, all necessary corporate, limited liability company or general partnership action shall have been taken by each Subsidiary Guarantor to authorize the execution, delivery and performance of such supplemental indenture;

(v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’

Owens Corning

February 16, 2012

certificate), in each case in accordance with the provisions of the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof and the Indenture and, in the case of a supplemental indenture, in accordance with the provisions of each Subsidiary Guarantor’s certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or partnership agreement, as the case may be (in each case, such Subsidiary Guarantor’s “Governing Documents”), and the Indenture; and

(vi) the certificates evidencing such series of Debt Securities shall be in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and the related Guarantees:

(i) all Debt Securities of such series and the related Guarantees will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of such Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities and the performance by the Company of the Indenture will not (A) contravene or violate the Company’s certificate of incorporation or bylaws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the execution, delivery and performance by each Subsidiary Guarantor of any supplemental indenture establishing the form and terms of such series of Debt Securities and the performance by each Subsidiary Guarantor of the Indenture will not (A) contravene or violate such Subsidiary Guarantor’s Governing Documents, or any law, rule or regulation applicable to such Subsidiary Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor or any order, judgment or decree of any court or governmental authority applicable to such Subsidiary Guarantor or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental

Owens Corning

February 16, 2012

authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iv) the authorization by the Company and each Specified Subsidiary Guarantor, as the case may be, of the transactions described above and the instruments, agreements and other documents entered into and to be entered into by the Company and each Subsidiary Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(v) the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series); and

(vi) the certificate of incorporation, bylaws and resolutions of the Board of the Company and the Governing Documents of each Specified Subsidiary Guarantor and resolutions of each Specified Subsidiary Guarantor Governing Authority, as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each supplemental indenture establishing the form and terms of each series of Debt Securities will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) regarding the authorization, execution and delivery of the Indenture by the Company and each of the Specified Subsidiary Guarantors and (y) we make no assumption in clause (iii) insofar as it relates to the Company or any Subsidiary Guarantor and is expressly covered by our opinions set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Subsidiary Guarantor under the terms of the Indenture.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered

Owens Corning

February 16, 2012

in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Partnership Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Owens Corning

February 16, 2012

ANNEX A

Specified Subsidiary Guarantors

Engineered Pipe Systems, Inc.
Eric Company
IPM Inc.
OC Canada Holdings General Partnership
OCCV1, Inc.
OCCV2, LLC
Owens Corning Composite Materials, LLC
Owens Corning Construction Services, LLC
OCV Intellectual Capital, LLC
Owens Corning Foam Insulation, LLC
Owens Corning Franchising, LLC
Owens-Corning Funding Corporation
Owens Corning HOMExperts, Inc.
Owens Corning HT, Inc.
Owens Corning Insulating Systems, LLC
Owens Corning Intellectual Capital, LLC
Owens Corning Roofing and Asphalt, LLC
Owens Corning Sales, LLC
Owens Corning Science and Technology, LLC
Owens Corning U.S. Holdings, LLC